UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

Cohen Circle Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42369	98-1634072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street
Suite #1703
Philadelphia, Pennsylvania	19104
(Address of Principal Executive Offices)	(Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CCIRU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCIR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCIRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders

As previously announced, on March 18, 2025, Cohen Circle Acquisition Corp. I. (the “Company”) entered into a business combination agreement (the “Business Combination Agreement”) by and among (1) the Company, (2) VEON Amsterdam B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34378904 (the “Seller”), (3) VEON Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34345993 (“VEON Holdings”), (4) Kyivstar Group Ltd., an exempted company with limited liability, incorporated and existing under the laws of Bermuda with registration number 202504557, with its registered office at Victoria Place, 31 Victoria Street, Hamilton, HM10, Bermuda, and its principal business address at Index Tower (East Tower), Unit 1703, DIFC (Dubai International Financial Center), United Arab Emirates (“PubCo”), and (5) Varna Merger Sub Corp., an exempted company incorporated with limited liability in the Cayman Islands with registration number 419635 (“Merger Sub,” and, together with VEON Holdings and PubCo, the “Kyivstar Group” and separately, a “Kyivstar Group Company”), (together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On August 12, 2025, the Company held an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, only those holders of shares of the Company’s Class A Ordinary Shares, par value $0.0001 per share and Class B Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”) at the close of business on July 21, 2025, the record date, were entitled to vote. As of the record date, 31,620,000 shares of Ordinary Shares were outstanding and entitled to vote. At the Extraordinary General Meeting, a total of 18,360,217 shares of Ordinary Shares, representing approximately 58.07% of the outstanding shares of Ordinary Shares entitled to vote, were present online or by proxy, constituting a quorum to conduct business.

At the Extraordinary General Meeting, the proposals described below were considered. Each proposal voted on at the Extraordinary General Meeting is further described in detail in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission and mailed to stockholders commencing on or about July 22, 2025 (“Proxy Statement”).

The final results of the matters submitted to a vote of stockholders at the Extraordinary General Meeting are as follows:

1. With respect to the proposal to approve and adopt the Business Combination Agreement and the Business Combination, the votes were as follows:

FOR	AGAINST	ABSTAIN
15,867,253	1,691,416	801,548

2. With respect to the proposal to approve and authorize (a) the Company to merge with Merger Sub; (b) the Plan of Merger and entry by the Company into the Plan of Merger; and (c) upon the effective date: (i) the amending and restating of the memorandum and articles of surviving company, (ii) changing the name of the surviving company to “Kyivstar Cayman Corp.” and (iii) re-designating each of the authorized shares in the capital of the surviving company as ordinary shares such that the share capital of the surviving company is $55,500 divided into 555,000,000 ordinary shares of a nominal or par value of $0.0001 each, the votes were as follows:

FOR	AGAINST	ABSTAIN
15,867,248	1,691,416	801,553

The Company expects the Business Combination to close on or about August 14, 2025, subject to the satisfaction of customary closing conditions, and for PubCo’s common shares and warrants to commence trading on Nasdaq under the ticker symbols “KYIV” and “KYIVW,” respectively, on or about August 15, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2025	Cohen Circle Acquisition Corp. I

	By:	/s/ Betsy Z. Cohen
	Name:	Betsy Z. Cohen
	Title:	President and Chief Executive Officer

2